Exhibit 4(d)

SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 25, 1999 (the "Indenture") among National Wine & Spirits, Inc., the Guarantors listed on Schedule I thereto and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
                             NATIONAL WINE & SPIRITS CORP.

                             By:/s/ JAMES E. LACROSSE
                             Name: James E. LaCrosse
                             Title:    Chairman


                             NWS, INC.

                             By:/s/ JAMES E. LACROSSE
                             Name: James E. LaCrosse
                             Title:    Chairman


                             NWS-ILLINOIS, LLC

                             By:/s/ JAMES E. LACROSSE
                             Name: James E. LaCrosse
                             Title:    Chairman


                             NWS MICHIGAN, INC.

                             By:/s/ JAMES E. LACROSSE
                             Name: James E. LaCrosse
                             Title:    Chairman